Exhibit 99.1

Investor Contact:	Ruth Ann Wisener
Bunge Limited
914-684-3273
ruthann.wisener@bunge.com

Media Contact:	Bunge News Bureau
Bunge Limited
914-659-9209
news@bunge.com

Bunge Appoints Gregory A. Heckman as CEO

Brings More than 30 Years of Agribusiness Experience to Role

WHITE PLAINS, NY – April 25, 2019 – Bunge Limited (NYSE: BG), a global leader in agribusiness, food and food ingredients, today announced the appointment of Gregory A. Heckman as Chief Executive Officer, effective immediately.

Mr. Heckman joined the Bunge board in October 2018 and has served as Acting CEO since January 2019. His appointment to the role of CEO accelerates Bunge’s commitment to execute against the strategic priorities established last quarter by Mr. Heckman: improving performance, focusing and optimizing the portfolio and strengthening financial discipline.

“After a thorough, global search process, the Board clearly recognized that Greg has the unique combination of expertise, vision and leadership to successfully lead Bunge,” said Non-Executive Board Chair Kathleen Hyle. “His effectiveness over the past several months as Acting CEO has solidified our view that Greg will drive continued progress for the business.”

Mr. Heckman, 56, is a seasoned agribusiness executive with more than 30 years of experience in the agribusiness, food, and food ingredients sectors. He previously served as CEO of the Gavilon Group and in senior executive roles at ConAgra Foods.

“I joined the Bunge board because I recognized the significant opportunity to leverage Bunge’s team and global footprint to drive improved operational performance and create shareholder value,” said Mr. Heckman. “The last few months spent visiting company facilities and meeting with employees around the world has reinforced and increased my confidence in Bunge’s ability to deliver for our customers, shareholders and partners. We will continue to streamline and focus the business as we position Bunge for the future.”

Mr. Heckman holds a Bachelor of Science degree in agriculture economics and marketing from the University of Illinois at Urbana-Champaign. He will be based at Bunge’s headquarters in White Plains, NY.

As previously announced, Bunge will report 1Q19 results before market open on May 8, 2019. Management will hold a call at 8:00 a.m. Eastern time to discuss the results.
About Bunge Limited

Bunge (www.bunge.com, NYSE: BG) is a world leader in sourcing, processing and supplying oilseed and grain products and ingredients. Founded in 1818, Bunge’s expansive network feeds and fuels a growing world, creating sustainable products and opportunities for more than 70,000 farmers and the consumers they serve in over 60 countries. The company is headquartered in New York and has 31,000 employees worldwide who stand behind more than 360 port terminals, oilseed processing plants, grain silos, and food and ingredient production and packaging facilities around the world.
Website Information

We routinely post important information for investors on our website, www.bunge.com, in the "Investors" section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could cause actual results to differ from these forward-looking statements: the outcome and effects of the Board’s strategic review; our ability to attract and retain executive management and key personnel; industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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